Exhibit 3.3
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DISCOVERY COMMUNICATIONS HOLDING, LLC

DATED
AS OF
MAY 13, 2009

i

ii

iii

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DISCOVERY COMMUNICATIONS HOLDING, LLC
     This Second Amended and Restated Limited Liability Company Agreement (as amended, modified, supplemented and/or restated from time to time, this “Agreement”) of Discovery Communications Holding, LLC, a Delaware limited liability company (the “Company”), is entered into as of the 13th day of May, 2009, by and between Discovery Communications, Inc., a Delaware corporation (“DCI”), and DHC Discovery, Inc., a Colorado corporation (“DHC”).
     WHEREAS, the Company was formed as a limited liability company under the Act pursuant to a Certificate of Formation, which was executed and filed with the Secretary of State of Delaware on April 13, 2007; and
     WHEREAS, DCI and DHC wish to amend and restate in its entirety the Amended and Restated Limited Liability Agreement of the Company and continue the business of the Company.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS; CONSTRUCTION
     SECTION 1.1. Definitions. The terms defined in this Article I will, for the purposes of this Agreement, have the meanings specified below.
     “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as amended from time to time.
     “Affiliate” means, with respect to any Member, any Person (other than the Company) that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Member.
     “Business Day” means any day other than a Saturday, Sunday or a day when banks in New York City are authorized or required by law to be closed.
     “Certificate” means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.
     “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by agreement or otherwise. The terms “controls,” “controlled” and “controlling” will have corresponding meanings.
     “GAAP” means generally accepted accounting principles as in effect in the United States from time to time and consistently applied.
     “Member” means each of DCI and DHC and such other Persons who will become members of the Company in accordance with the terms of this Agreement pursuant to and in accordance with the Act.
     “Person” means any individual, partnership, company, corporation, limited liability company, trust, estate, unincorporated association, syndicate, joint venture or unincorporated organization, any government or any department, agency or political subdivision thereof, or any other entity.
     “Securities Act” means the United States Securities Act of 1933, as amended.
     “Transfer” means a sale, assignment, transfer, pledge, hypothecation, grant of security interest, or other disposition, whether voluntary or by operation of law.
     “Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

     SECTION 1.2. Cross References. Each of the following terms will have the meaning assigned thereto in the Section of this Agreement set forth below opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Convertible Securities	3.1(b)
DCI	Preamble
DHC	Preamble
Fiscal Year	7.2
Indemnitees	8.1(a)
Shares	3.1(a)
     SECTION 1.3. Usage Generally. The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections and Schedules are deemed to be references to Articles and Sections of, and Schedules to, this Agreement unless the context otherwise requires. All Schedules attached hereto are deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Schedule have the meanings ascribed to such term in this Agreement. The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
ARTICLE II
THE COMPANY AND ITS MEMBERS
     SECTION 2.1. Formation. The Members hereby agree to continue the Company, which was formed as a limited liability company under the Act on April 13, 2007, for the purposes set forth in this Article II. The Members hereby agree that the Company and its Subsidiaries will be governed by the terms and conditions of this Agreement and, except as otherwise provided herein, the Act.
     SECTION 2.2. Name. The name of the Company will be “Discovery Communications Holding, LLC” and the business of the Company will be conducted under that name or under any other name approved by the Members.
     SECTION 2.3. Effective Date. This Agreement will be effective on the date hereof.

     SECTION 2.4. Term. The Company will continue until dissolved and its affairs wound up in accordance with the Act and the terms of this Agreement.
     SECTION 2.5. Offices. The principal office of the Company will be established and maintained in Silver Spring, Maryland, or at such other or additional place or places as the Members will determine from time to time. The Company may have other offices at such place or places as the Members may from time to time designate.
     SECTION 2.6. Registered Office and Registered Agent.
     (a) The registered office of the Company in the State of Delaware will be located at 1209 Orange Street, Wilmington, DE 19801 or such other place within the State of Delaware as may be determined by the Members.
     (b) The registered agent for service of process on the Company will be The Corporation Trust Company or any successor registered agent appointed by the Members in accordance with the Act.
     SECTION 2.7. Purposes. The purposes of the Company are (a) to hold all of the outstanding equity interests of Discovery Communications, LLC (“DCL”) and any other equity or debt interests or other securities of any type of DCL into which such interests may be converted, and (b) to carry on any other lawful acts or activities for which limited liability companies may be organized under the Act.
     SECTION 2.8. Powers of the Company.
     (a) The Company will have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.7.
     (b) The Company may enter into and perform the Credit, Pledge and Security Agreement, dated as of May 14, 2007 (the “Credit Agreement”), among the Company, as borrower, the Lenders (as defined therein), and Bank of America, N.A., a national banking association, as Administrative Agent (as defined therein), as the same may be amended or supplemented from time to time, and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member or other person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of a Member to enter into other agreements on behalf of the Company.
     SECTION 2.9. Maintain Status; Qualify as a Corporation. The Members will take such steps as are necessary to (a) maintain the Company’s status as a limited liability company formed under the laws of the State of Delaware and its qualification to conduct business in any jurisdiction where the Company does business and is required to be qualified, and (b) ensure that the Company will continue to be treated as a corporation for United States federal, state and local tax purposes to the extent such treatment is available.

     SECTION 2.10. Ownership of Property. Legal title to all assets, rights and property, whether real, personal or mixed, conveyed to, or held by the Company or its Subsidiaries will reside in the Company or its Subsidiaries and will be conveyed only in the name of the Company or its Subsidiaries and no Member or any other Person will have any ownership of such assets, rights or property.
ARTICLE III
COMPANY SHARES
     SECTION 3.1. Capital Structure.
     (a) The Company is authorized to issue equity interests in the Company designated as “Shares,” which will constitute limited liability company interests under the Act (the “Shares”). The Company may create additional classes or groups of equity interests or members having such relative rights, powers and duties as may from time to time be approved by holders of a majority of the issued and outstanding Shares. The capital structure of the Company will consist of the Shares issued and outstanding as set forth on Schedule A, having the powers, preferences, rights, qualifications, limitations and restrictions as set forth herein. A Member may change its address upon notice thereof to the other Member(s) that are still Members and the Company in accordance with this Agreement. Any reference in this Agreement to Schedule A will be deemed to be a reference to Schedule A as amended and in effect from time to time.
     (b) The Company is authorized to issue options, warrants to purchase Shares, restricted Shares and other securities convertible, exchangeable or exercisable for Shares (collectively, “Convertible Securities”), on such terms as may be determined by the Members.
     (c) The Shares will have the voting rights set forth in Article IV of this Agreement and will have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.
     SECTION 3.2. Additional Capital Contributions. None of the Members will be required to make additional contributions to the capital of the Company.
ARTICLE IV
MEMBERS AND MEETINGS
     SECTION 4.1. No Personal Liability; No Fiduciary Duties. Except as provided in the Act, no Member or any representative of a Member will be personally liable for any debts, liabilities, or obligations of the Company.
     SECTION 4.2. Admission of New Members.
     (a) Except (i) in connection with a Transfer pursuant to Article VI, or (ii) upon approval of holders of a majority of the issued and outstanding Shares, the Company may not admit any new Members and may not issue any new Shares.

     (b) A transferee will be admitted as a substitute Member if the Transfer to such transferee is made in compliance with all of the requirements of Article VI (including, but not limited to, the requirement that such transferee becomes a party to this Agreement) and such transferee complies with all of the terms of this Agreement applicable to it related to the Transfer.
     SECTION 4.3. Resignation. The Members may not resign or withdraw from the Company prior to the dissolution and winding up of the Company, except in connection with a Transfer of Shares pursuant to the terms of this Agreement. A resigning Member will not be entitled to receive any distribution and will not otherwise be entitled to receive the fair value of its Shares except as expressly provided in this Agreement.
     SECTION 4.4. Time and Place of Meetings. Meetings of the Members will be held at the Company’s offices, at such times and dates as are specified herein or as may be fixed from time to time by the Members, or at such other place either within or without the State of Delaware or the United States as may be designated from time to time by the Members and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of Members for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as will be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     SECTION 4.5. Annual Meeting. The annual meeting of the Members, if any, will be held at such time as may be designated by the Members.
     SECTION 4.6. Special Meetings. Special meetings of the Members for any purpose or purposes, unless otherwise provided by statute, this Agreement or any written agreement entered into by and between the Company and all of its Members, may be called by any Member or Members holding not less than ten percent (10%) of all the Shares entitled to vote at the meeting. Business transacted at any special meeting of the Members will be limited to the purpose or purposes stated in the notice, unless the Members representing a majority of the issued and outstanding Shares entitled to vote otherwise consent thereto either at the special meeting or in writing executed subsequent to the meeting.
     SECTION 4.7. Notice of Meetings.
     (a) Written notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called must be delivered not less than ten (10) days nor more than fifty (50) days before the date of the meeting, either personally, by facsimile, by mail, by the Secretary of the Company to each Member of record of Shares entitled to vote at such meeting. Notice to Members, if mailed, will be deemed delivered as to any Member when deposited in the U. S. mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member will be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile, will, if sent during normal business hours of the recipient, be deemed delivered on the date of receipt of transmission to the facsimile number provided by or on behalf of the Member being mechanically acknowledged and, if not sent during normal business hours, on the next Business Day.
     (b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each Member holding Shares entitled to vote at the meeting. No meeting will be adjourned for more than sixty (60) days, whether by way of a single adjournment or multiple adjournments.
     SECTION 4.8. Waiver of Notice.
     (a) When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, will be equivalent to the giving of such notice.
     (b) By attending a meeting, a Member:
          (i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and
          (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.
     SECTION 4.9. Voting; Action by Written Consent. Except as otherwise set forth in this Agreement, with respect to any matter submitted to a vote of the Members, each Member will be entitled to one vote per Share held by such Member. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting if Members holding not less than the minimum number of Shares that would be necessary to approve the action pursuant to the terms of this Agreement, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Members. In no instance where action is authorized by written consent will a meeting of Members be called or notice be given; however, a copy of the action taken by written consent will be filed with the records of the Company. Written consent by the Members pursuant to this Section 4.9 will have the same force and effect as a vote of such Members taken at a duly held meeting of the Members.
     SECTION 4.10. Representation at Member Meetings.
     (a) Authorized Representatives. Each Member (other than a Member that is an individual) will designate one individual who will act as such Member’s authorized representative at each meeting of the Members. Each Member (other than a Member that is an individual) may, if it so chooses, designate one alternate representative who may act instead of the authorized representative at any meeting of the Members in the event that the authorized representative is, for any reason, unavailable to attend such meeting. Each such authorized representative and alternate representative will present a certified resolution in a form reasonably satisfactory to the Secretary of the Company evidencing the designation of him or her as an authorized representative or alternate representative. Each authorized representative or alternate representative will serve for such term as provided in the certified resolution or until he or she is replaced or removed by the Member that designated him or her. Such replacement or removal will become effective upon receipt by the Secretary of the Company of a certified resolution in a form reasonably satisfactory to the Secretary. In the event that both the authorized representative and the alternate representative are unavailable to attend a specific meeting, a Member may designate a substitute representative for that meeting. Such substitute representative will present a certified resolution in a form reasonably satisfactory to the Secretary of the Company evidencing the designation of him or her as a substitute representative for purposes of that meeting only.
     (b) Voting Authority and Proxies. A Member may vote in person, through its authorized representative, alternative representative or substitute representative, or by proxy executed in writing by the Member or by his, her or its duly authorized attorney-in-fact. No proxy will be valid after three (3) years from the date of its execution unless otherwise provided in the proxy.
     SECTION 4.11. Exclusive Agreement. Except as expressly authorized by this Agreement, none of the Members will enter into a voting trust or voting agreement with any other Person, give a proxy to any other Person, or otherwise agree with any other Person to restrict or limit the power to vote its Shares. This Section will not be deemed to preclude any Member or any of such Member’s officers or agents from freely discussing at any time affairs of the Company with any other Person and disclosing to such Person the position of such Member with respect to any issue concerning the Company, provided that, except as expressly authorized by this Agreement, such Member does not enter into a binding agreement concerning its voting with respect to such affairs or issues.
ARTICLE V
MANAGEMENT OF THE COMPANY
     SECTION 5.1. Management and Control of the Company.
     (a) The business and affairs of the Company will be managed, operated and controlled by or under the direction of the Members pursuant to the provisions of the Act and in accordance with the terms of this Agreement.
     (b) Notwithstanding anything to the contrary herein, the Members may, and hereby do, delegate any or all of their respective rights, powers, and authority, duties and responsibilities with respect to the management of the Company to such officers with such titles as the Members may determine; provided, that, unless the Members determine otherwise, any officer position with a title customarily or statutorily used in corporations organized and existing under the Delaware General Corporation Law shall have the rights, powers, authority, duties and responsibilities with such officer position in such corporations.

     SECTION 5.2. Majority Provisions. Except for those actions of the Company for which a higher percentage vote is required by the Act, all actions of the Company will be taken by the affirmative vote or written consent of the holders of a majority of the issued and outstanding Shares entitled to vote thereon.
ARTICLE VI
TRANSFERS
     SECTION 6.1. Restrictions on Transfer; Permitted Transfers. No Member will be permitted to Transfer any Shares in any manner or by any means whatsoever, except for the following Transfers which will be permitted, provided that the Transfer is made in accordance with the applicable requirements of this Article VI:
     (a) any Transfer by a Member of Shares to an Affiliate thereof; and
     (b) any Transfer by a Member of Shares with prior approval thereof by the other Member or Members.
     SECTION 6.2. Documents Delivered Upon Transfer. Any proposed transferee of Shares pursuant to any Section of this Article VI that is not a party to this Agreement, will, prior to such Person’s acquisition or subscription of Shares, execute and deliver to the Company a written agreement to the effect that (x) the Shares so transferred will continue to be subject to all the restrictions and other provisions of this Agreement and (y) the transferee will be bound by and assume all obligations and restrictions under this Agreement as if such transferee were an original party hereunder and as if all references in this Agreement to “Member” referred to such transferee.
ARTICLE VII
ACCOUNTING; RECORDS
     SECTION 7.1. Books and Records. The books and records of the Company will be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records of the Company will reflect all the Company transactions and will be appropriate and adequate for the Company’s business. The Company will maintain, at the Company’s expense, at its principal office all of the following:
     (a) A current list of the full name and last known business or residence address of each Member set forth in alphabetical order;
     (b) A copy of the Certificate and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Certificate or any amendments thereto have been executed; and
     (c) A copy of this Agreement and any and all amendments thereto.

     SECTION 7.2. Fiscal Year. The fiscal year of the Company will end on December 31 of each year (a “Fiscal Year”‘).
     SECTION 7.3. Bank and Investment Accounts. All funds of the Company will be deposited in its name, or in such name as may be designated by the Members, in such checking, savings or other accounts, or held in its name in the form of such other investments, as will be designated by the Members. The funds of the Company will not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company will be made exclusively upon the signature or signatures of such officer or officers of the Company as the Members may designate.
     SECTION 7.4. Tax Matters. The Company will cause its accountants to prepare all of the tax returns of the Company and its Subsidiaries and will cause the same to be filed in a timely manner. The Company will furnish to each Member a copy of each such tax return.
     SECTION 7.5. Tax Elections. The Company will make the elections pursuant to Treasury Regulation §301.7701-3 and Form 8832 to be treated as a corporation for United States federal income tax purposes. For United States federal income tax purposes, the Company will make any other elections agreed upon by the Members from time to time; provided, that the election to be taxed as a corporation will not be revoked or changed. The Company will also timely prepare and file any similar elections that may be required under state or local income tax laws.
     SECTION 7.6. Insurance. The Company will obtain and will cause to be carried on its behalf, including, if available to be so extended, through one or more policies of the Members or their Affiliates, such amount of property, liability and workers’ compensation insurance and other insurance as is customarily carried by corporations of similar size and exposure to the Company and its Subsidiaries and in a similar line of business or required by law.
     SECTION 7.7. No Managers. The Company will not have any managers (as such term is used in Subchapter IV of the Act).
     SECTION 7.8. Accountants. The independent certified public accountants for the Company will be PricewaterhouseCoopers LLP or such other firm of independent certified public accountants as the Members will hereafter select.
ARTICLE VIII
INDEMNIFICATION AND INSURANCE
     SECTION 8.1. Indemnification.
     (a) Each officer, employee, agent and representative of the Company, and each Member and Affiliate of a Member and their respective, officers, directors, employees, representatives, agents, shareholders, partners, directors, members of limited liability companies, or Persons who are deemed to Control or manage the Company (collectively, the “Indemnitees”) will not be liable to the Company or any other Indemnitee by reason of any act or omission performed or omitted by such Indemnitee in good faith on behalf of the Company and in a manner reasonably believed by such Indemnitee to be in the best interests of the Company and within the scope of authority conferred on such Indemnitee by this Agreement or the Members, except that an Indemnitee will be liable for any such loss, damage or claim incurred by reason of such Indemnitee’s fraud, gross negligence or willful misconduct. Any act or omission by an Indemnitee if done in reliance upon the opinion of legal counsel or public accountants selected in good faith with the exercise of reasonable care by such Indemnitee on behalf of the Company, will be conclusively presumed not to constitute fraud, gross negligence or willful misconduct on the part of such Indemnitee.
     (b) The liability of Members to the Company is set forth in Section 4.1 of this Agreement. No amendment or repeal of any of the provisions of this Agreement or the Certificate will limit or eliminate the benefits provided to the Members under Section 4.1 or this Article VIII with respect to any act or omission which occurred prior to such amendment or repeal.
     (c) The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company, or by any Member) by virtue of acts performed by the Indemnitee or omitted to be performed by the Indemnitee, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding; provided, however, that the Company will not be liable to any Indemnitee to the extent that in the final judgment of a court of competent jurisdiction such claim is found to arise from such Indemnitee’s fraud, gross negligence or willful misconduct. Expenses incurred by an Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding arising out of or in connection with this Agreement or the Company’s business or affairs will be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by the Indemnitee to repay such amount plus reasonable interest in the event that it will ultimately be determined that the Indemnitee was not entitled to be indemnified by the Company in connection with such action. The foregoing rights of indemnification will not be exclusive of any other rights to which the Indemnitee may be entitled.
     (d) For purposes of this Article VIII, the termination of any action, suit or proceeding by judgment, order, settlement or otherwise will not, of itself, create a presumption that the conduct of an Indemnitee constituted fraud, gross negligence or willful misconduct.
     (e) If a claim under Section 8.1 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for expenses incurred in defending a suit, action or proceeding in advance of its final disposition, in which case the applicable period will be twenty (20) days, the claimant may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. The claimant will be presumed to be entitled to indemnification under this Section 8.1 upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any suit, action or proceeding in advance of its final disposition, upon tender of any required undertaking) and thereafter the Company will have the burden of proof to overcome the presumption that the claimant is so entitled. Neither the failure of the Company (including its members or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances nor an actual determination by the Company (including its members or independent legal counsel) that the claimant is not entitled to indemnification will be a defense to the action or create a presumption that the claimant is not so entitled. If an action is brought pursuant to this section a final nonappealable order in such action will constitute the ultimate determination of the claimant’s right to indemnification.
     (f) The indemnification rights contained in this Article VIII will be cumulative of, and in addition to, any and all rights, remedies and recourse to which the Indemnitee will be entitled, whether pursuant to the provisions of this Agreement, at law, or in equity. Indemnifications will be made solely and entirely from the Company’s assets, and no Member will be personally liable to the Indemnitees under this Article.
     (g) Notwithstanding anything herein to the contrary, the exculpation rights set forth in Section 8.1(a) and the indemnification, hold harmless, advancement and other rights set forth in Section 8.1(c) will not be available in any action, suit or proceeding involving any claim by a Member or any Person who Controls such Member, against any other Member or any Person who Controls such Member.
     (h) The Company may enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, provided such indemnity agreements are (i) in form and substance consistent with the foregoing and (ii) are approved by the Members.
     SECTION 8.2. Insurance. The Company will have the power to purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as an agent, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 8.1 or under applicable law.
ARTICLE IX
ISSUANCE OF SHARE CERTIFICATES
     SECTION 9.1. Issuance of Share Certificates. The issued and outstanding Shares will be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Shares or pursuant to any agreement among the Members and the Company, each such Share certificate will bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
“SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE
SECURITIES

MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR
PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN
OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT
REQUIRED.
THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER
DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES
REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, DATED AS
OF MAY 14, 2007, AS IT MAY BE AMENDED FROM TIME TO TIME, AMONG THE
MEMBERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE
COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE
TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND
UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE
LIMITED LIABILITY COMPANY AGREEMENT.
     SECTION 9.2. Transfer of Share Certificates. A Share which is transferred in accordance with the terms of Article VI of this Agreement will be transferable on the books of the Company by the record holder thereof in person or by such record holder’s duly authorized attorney, but, except as provided in Section 9.3 hereof with respect to lost, stolen or destroyed certificates, no Transfer of a Share will be entered until the previously issued certificate representing such Shares will have been surrendered to the Company and canceled and a replacement certificate issued to the assignee of such Shares in accordance with such procedures as the Members may establish. The Company will issue to the Transferor a new Share certificate representing the Shares not being Transferred by the Member, in the event such Member only Transferred some, but not all, of the Shares represented by the original Share certificate. Except as otherwise required by law, the Company will be entitled to treat the record holder of a Share certificate representing Shares on its books as the owner thereof for all purposes regardless of any notice or knowledge to the contrary.
     SECTION 9.3. Lost, Stolen or Destroyed Certificates. The Company will issue a new Share certificate in place of any Share certificate previously issued if the record holder of the Share certificate:
     (a) makes proof by affidavit, in form and substance satisfactory to the Members, that a previously issued Share certificate has been lost, destroyed or stolen;

     (b) requests the issuance of a new Share certificate before the Company has notice that the Share certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and
     (c) satisfies any other reasonable requirements imposed by the Members.
     If a Member fails to notify the Company within a reasonable time after it has notice of the loss, destruction or theft of a Share certificate, and a Transfer of the Shares represented by the Share certificate is registered before receiving such notification, the Company will have no liability with respect to any claim against the Company for such Transfer or for a new Share certificate.
ARTICLE X
DISSOLUTION AND WINDING UP
     SECTION 10.1. No Dissolution. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of a Member in the Company will not, in and of itself, cause the dissolution of the Company. In such event, the business of the Company will be continued by the remaining Members.
     SECTION 10.2. Events Causing Dissolution. The Company will be dissolved and its affairs will be wound up upon the approval of the Members pursuant to Section 5.2(d).
     SECTION 10.3. Liquidation. Upon dissolution of the Company, the Person or Persons approved by the Members to carry out the winding up of the Company will immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time will be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attended upon a liquidation. The Person or Persons so approved by the Members will take full account of the assets and liabilities of the Company, will either cause the Company’s assets and liabilities to be sold or distributed in kind, and if sold as promptly as is consistent with obtaining the fair market value thereof, will cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as follows:
     (a) to secured creditors of the Company whether or not they are Members and to unsecured creditors that are not Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);
     (b) to unsecured creditors of the Company that are Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and
     (c) to the holders of the Shares on a pro rata basis.

     SECTION 10.4. Termination. The Company will terminate when all of the assets of the Company, after payment, or due provision for all debts, liabilities and obligations, of the Company have been distributed to the Members in the manner provided for in this Article X and the Certificate will have been canceled in the manner required by the Act.
     SECTION 10.5. Claims of the Members. Members and former Members will look solely to the Company’s assets for the return of their contributions to the Company, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such contributions, the Members and former Members will have no recourse against the Company or any other Member. No Member will be compelled to pay money to any other Member in the course of a liquidation.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1. Formation Expenses. Each party will pay its own expenses incurred in connection with the formation of the Company.
     SECTION 11.2. Further Assurances. Each Member agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be reasonable necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and the transactions contemplated hereby.
     SECTION 11.3. Notices. Any notice or other communication required or permitted to be given hereunder will be in writing, and will be effective (a) when transmitted by telecopy (with an acknowledgment of receipt) or personally delivered on a Business Day during normal business hours, (b) on the Business Day following the date of dispatch by nationally recognized overnight courier (providing proof of delivery) or (c) on the third Business Day following the date of mailing by registered or certified mail, return receipt requested, in each case addressed to the recipient at the address set forth below (or at such other address for a party as will be specified in a notice given in accordance with this Section 11.3); provided, that any notice of a change in address will not be deemed given until received:
     If to the Company:
Discovery Communications Holding, LLC
One Discovery Place
Silver Spring, Maryland 20910
Fax: (240) 662-1485
Attention: General Counsel

     If to DCI:
Discovery Communications, Inc.
One Discovery Place
Silver Spring, Maryland 20910
Fax: (240) 662-1485
Attention: General Counsel
     If to DHC:
DHC Discovery, Inc.
One Discovery Place
Silver Spring, Maryland 20910
Fax: (240) 662-1485
Attention: General Counsel
     SECTION 11.4. Amendments. Any amendment to this Agreement will be adopted and be effective as an amendment hereto if approved by the affirmative vote of the holders of a majority of the outstanding Shares, except that any amendment which would adversely affect the rights or obligations of any Member must be approved by such Member.
     SECTION 11.5. Severability. Each provision of this Agreement will be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to the Act or existing or future applicable law, such invalidity, unenforceability or illegality will not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement will be construed so as to limit any term or provision so as to make it valid, enforceable and legal within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement will be construed to omit such invalid, unenforceable or illegal provisions.
     SECTION 11.6. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and will not be deemed a part of this Agreement.
     SECTION 11.7. Counterparts. This Agreement may be executed in counterparts, each of which will constitute an original and all of which, when taken together, will constitute one and the same agreement.
     SECTION 11.8. Governing Law; Consent to Jurisdiction. This agreement will be governed by the laws of the state of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby). Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, or, if the Delaware Court of Chancery does not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware, or in the United States District Court for any district within such state, for the purpose of any action, claim, suit, litigation or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court. Service of process in connection with any such action, claim, suit, litigation or judgment may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such action, claim, suit, litigation or judgment brought in such courts and irrevocably and unconditionally waives any claim that any such action, claim, suit, litigation or judgment brought in any such court has been brought in an inconvenient forum.
     SECTION 11.9. Entire Agreement. This Agreement and the other documents delivered pursuant hereto supersede all prior agreements between the parties with respect to the Shares and the other matters hereof and contains the entire agreement between the parties with respect to such subject matter.
     SECTION 11.10. Assignment; No Third Party Beneficiaries.
     (a) No party hereto may assign its obligations, rights or interests herein except in connection with a Transfer pursuant to Article VI. Any purchaser or transferee from any party hereto of Shares, will be obligated to assume all obligations and liabilities hereunder and will be entitled to all the rights hereunder of such party with respect to such purchased Shares.
     (b) This Agreement will inure to the benefit of and be binding upon the parties hereto, and where expressly stated, their Affiliates, limited partners and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to or will confer upon any Person other than the parties hereto, and where expressly stated, their Affiliates, and their respective successors and permitted assigns and the Company, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     SECTION 11.11. No Right to Partition. The Members, on behalf of themselves, their respective Affiliates, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Company or any asset of the Company, or any interest which is considered to be Company property, regardless of the manner in which title to such property may be held.
     SECTION 11.12. Remedies. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every remedy will be cumulative and will be in addition to every remedy under this Agreement or now or hereafter existing at law or in equity.
     SECTION 11.13. Specific Performance. Each Member acknowledges and agrees that its respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by an Member of the provisions of this Agreement, in addition to any remedies at law, the Company or any other Member will, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.
     SECTION 11.14. Confidentiality. Except as required by law or government regulation, (a) none of the parties hereto will announce the existence or terms of this Agreement or any transaction contemplated hereby without the consent of the other parties hereto, and (b) all public announcements by the parties concerning this Agreement or any transaction contemplated hereby will be reasonably satisfactory to and previously approved by the parties hereto.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Second Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

DISCOVERY COMMUNICATIONS, INC.
/s/ Joseph A. LaSala, Jr.
Name:	Joseph A. LaSala, Jr.
Title:	Senior Executive Vice President, General Counsel and Secretary

DHC DISCOVERY, INC.
/s/ Joseph A. LaSala, Jr.
Name:	Joseph A. LaSala, Jr.
Title:	Senior Executive Vice President, General Counsel and Secretary

Schedule A
Shares

Name & Address of Member	Number of Shares
Discovery Communications, Inc.	12,600
One Discovery Place
Silver Spring, Maryland 20910

DHC Discovery, Inc.	25,200
One Discovery Place
Silver Spring, Maryland 20910